UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

RSP PERMIAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500
Dallas, Texas 75219
(Address of Principal Executive Offices) (Zip Code)

(214) 252-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

On February 24, 2016, RSP Permian, Inc. (the “Company”) issued a news release regarding its financial and operating results and proved reserves for the quarter and year ended December 31, 2015.  A copy of the news release is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01          Regulation FD Disclosure.

In addition, on February 24, 2016, the Company posted an investor presentation on the Company’s website, www.rsppermian.com.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1

News Release, dated February 24, 2016, titled “RSP Permian, Inc. Announces Fourth Quarter and Year-End 2015 Financial and Operating Results, Year-End 2015 Proved Reserves and 2016 Capital Plan and Guidance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated:  February 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1

News Release, dated February 24, 2016, titled “RSP Permian, Inc. Announces Fourth Quarter and Year-End 2015 Financial and Operating Results, Year-End 2015 Proved Reserves and 2016 Capital Plan and Guidance”